Exhibit 99.1

Amendments to the Memorandum and Articles of Association of New Eaton

1.	The definition of “Comdell” in article 2 of the Articles is hereby deleted and replaced in its entirety to read as follows:

“Abeiron II” means a private limited liability company incorporated in Ireland under registration number 513275.

2.	The definition of “EHC” in article 2 of the Articles is hereby amended, supplemented and restated in its entirety to read as follows:

“EHC” means Turlock B.V., a private limited liability company incorporated in the Netherlands, registered with the trader register of the Dutch Chamber of Commerce under file number 08169375, which is a direct wholly owned subsidiary of Abeiron II.

3.	The definition of “Euro Deferred Shares” in article 2 of the Articles is hereby amended, supplemented and restated in its entirety to read as follows:

“Euro Deferred Shares” means deferred ordinary shares of nominal value €1.00 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles.

4.	The definition of “MergerSub” in article 2 of the Articles is hereby amended, supplemented and restated in its entirety to read as follows:

“MergerSub” means Turlock Corporation, a company incorporated in Ohio.

5.	The definition of “USHoldco” is hereby inserted into article 2 of the Articles to read as follows:

“US Holdco” means Eaton Inc., a company incorporated in Ohio, which is a direct wholly owned subsidiary of EHC.

6.	Article 5(f) of the Articles is hereby amended, supplemented and restated in its entirety to read as follows:

Serial Preferred Shares:

(i)	Issuance in Series: The Serial Preferred Shares may be issued from time to time in series. All Serial Preferred Shares shall be of equal rank and shall be identical, except in respect of matters that may be fixed by the Board as herein provided, and each share of a particular series shall be identical with all other shares of such series, except that in the case of series on which dividends are cumulative the dates from which dividends are cumulative may vary to reflect differences in the dates of issue. Subject to the provisions of articles 5(f)(ii)-(viii) both inclusive, of this article 5(f), which provisions shall apply to all Serial Preferred Shares, the Board is hereby authorised to cause Serial Preferred Shares to be issued in one or more series, and with respect to each such series and prior to the issuance thereof, to fix:

(A)	the designation of the series, which may be by distinguishing number, letter or title;

(B)	the number of shares of the series, which number the Board may (except where otherwise provided in the creation of the series) increase or decrease (but not below the number of shares thereof then in issue), the shares reclassified from any series to be available for reissuance in other series;

(C)	the dividend rate of the series;

(D)	the dates on which dividends, if declared, shall be payable, and in the case of series on which dividends are cumulative the dates from which dividends shall be cumulative;

(E)	the redemption rights and price or prices, if any, for shares of the series;

(F)	subject to the Companies Acts, the terms, conditions, and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

(G)	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company;

(H)	whether the shares of the series shall be convertible into Ordinary Shares or shares of any other series or class, and, if so, the conversion price or prices and the adjustments thereof, and all other terms and conditions upon which such conversion may be made; and

(I)	restrictions (in addition to those set forth in article 5(f)(vi)(G) and article 5(f)(vi)(H)) of this article 5(f)) on the issuance of shares of the same series of or any other class or series.

(ii)	Dividend Rights:

(A)	The holders of Serial Preferred Shares of each series, in preference to the dividend rights of any other class of shares of the Company shall be entitled to receive out of any funds legally available for distribution and when and as declared by the Board, dividends in cash at the rate for such series fixed in accordance with the provisions of article 5(f)(i), and no more, payable quarterly on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series.

(B)	No dividend for any quarterly dividend period shall be paid upon or declared and reserved for any of the Serial Preferred Shares for any quarterly dividend period unless:

(1)	as to each series of Serial Preferred Shares entitled to cumulative dividends, dividends for all past dividend periods shall have been paid or shall have been declared and a sum sufficient for the payment thereof set apart; and

(2)	as to all series of Serial Preferred Shares, dividends for the current dividend period shall have been paid or have been declared and a sum sufficient for the payment thereof set apart rateably in accordance with the amounts which would be payable as dividends on the shares of the respective series for the current dividend period if all dividends for the current dividend period were declared and paid in full.

(C)	No dividend in respect of past dividend periods shall be paid upon or declared and set apart for payment on any of the Serial Preferred Shares entitled to cumulative dividends unless there shall or have been declared and set apart for payment on all issued Serial Preferred Shares entitled to cumulative dividends, dividends for past dividend periods rateably in accordance with the amounts which would be payable on the shares of the series entitled to cumulative dividends if all dividends due for all past dividend periods were declared and paid in full.

(iii)	Dividends and Acquisition of Shares:

(A)	So long as any Serial Preferred Shares are in issue, no dividend, shall (except a dividend payable in Ordinary Shares or in any other shares of the Company ranking junior to the Serial Preferred Shares, and/or except for any dividend in respect of the A Preferred Shares), be paid or declared or any distribution be made, except as aforesaid, on the Ordinary Shares or on any other shares of the Company, nor shall any Ordinary Shares or (save for the A Preferred Shares) any other shares of the Company be purchased, redeemed or otherwise acquired by the Company be made (except out of the proceeds of a fresh issue of Ordinary Shares or any other shares of the Company ranking junior to the Serial Preferred Shares) or any payment into a sinking fund with respect to any other shares of the company be made;

(1)	unless in each case all dividends on the Serial Preferred shares for past quarterly dividend periods and the full dividends for the current quarterly dividend period shall have been declared and paid or a sum sufficient for payment thereof set apart; and

(2)	unless in each case there shall be no default with respect to the redemption of Serial Preferred Shares of any series from, and no default with respect to any required payment into, any sinking fund provided for shares of such series in accordance with the provisions of article 5(f)(i).

(iv)	Redemption:

(A)	Subject to the express terms of each series and to the provisions of article 5(f)(vi)(G)(3) and to the provisions of Part XI of the 1990 Act, the Company (i) may from time to time redeem all or any part of the Serial Preferred Shares of any series at the time in issue at the option of the Board at the applicable redemption price for such series fixed in accordance with the provisions of article 5(f)(i), or (ii) shall from time to time make redemptions of the Serial Preferred Shares as may be required to fulfil the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of article 5(f)(i), together in each case with accrued and unpaid dividends to the redemption date.

(B)	Notice of every such redemption shall be mailed, by first-class mail, postage prepaid, to the holders of record of the Serial Preferred Shares to be redeemed at their respective addresses then appearing on the share register of the Company, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time before or after notice has been given as above provided, the Company may deposit the aggregate redemption price of the Serial Preferred Shares to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Dublin, Ireland, London, United Kingdom or New York, United States of America, having capital and surplus of more than $5,000,000, named in such notice, directed to be paid to the respective holders of the Serial Preferred Shares so to be redeemed, in amounts equal to the redemption price of all Serial Preferred Shares so to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, or surrender of the stock certificate or certificates held by such holders, and upon the giving of such notice and the making of such deposit such holders shall cease to be Shareholders with respect to such shares, and after such notice shall have been given and such deposit shall have been made such holders shall have no interest in or claim against the Company with respect to such shares except only to receive such money from such bank or trust company, without interest, or the right to exercise, before the redemption date, any unexpired rights of conversion. In case less than all of the issued shares of Serial Preferred Shares are to be redeemed, the Company shall select by lot the shares so to be redeemed in such manner as shall be prescribed by the Board.

(C)	If the holders of Serial Preferred Shares which shall have been called for redemption shall not, within six years after such deposit, have claimed the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the Company such unclaimed amounts and thereupon such bank or trust company and the Company shall be relieved of all responsibility in respect thereof and to such holders.

(D)	Any Serial Preferred Shares which are redeemed by the Company pursuant to the provisions of this article 5(f)(iv) and any Serial Preferred Shares which are purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series and any Serial Preferred Shares which are converted in accordance with their express terms shall be cancelled and not reissued. Any Serial Preferred Shares otherwise acquired by the Company shall be restored to the status of authorised and unissued Serial Preferred Shares without serial designation.

(v)	Rights Upon Liquidation:

(A)	The holders of Serial Preferred Shares of any series shall in case of liquidation, dissolution or winding up of the Company be entitled to receive in full out of the assets of the Company, including its capital, before any amount shall be paid or distributed among the holders of Ordinary Shares or any other shares of the Company with the exception of the A Preferred Shares, the amounts fixed with respect to shares of such series in accordance with article 5(f)(i), plus in any such event an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the Company. In case the net assets of the Company legally available therefore are insufficient to permit the payment upon all issued Serial Preferred Shares of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed rateably upon the issued Serial Preferred shares in proportion to the full preferential amount to which each such share is entitled.

(B)	After payment to holders of Serial Preferred Shares of the full preferential amounts as aforesaid, holders of Serial Preferred Shares as such shall have no right or claim to any of the remaining assets of the Company.

(C)	In this article “dividends accrued and unpaid” on any share means an amount computed by dividing the annual dividend payable on the share (whether earned, declared, paid or not) by 365 and multiplying the result by the number of days from the date on which dividends on the share first became cumulative through the date of payment of the amount due or the redemption date, as the case may be, and subtracting from the product the sum of dividends paid (without interest) on the share and of dividends declared on the share for whose payment a sufficient sum has been set aside.

(D)

The merger or consolidation of the Company into or with any other company or corporation, or the merger of any other company or corporation into it, or the sale, lease, or general reorganisation by scheme of arrangement (not being a reorganisation pursuant to an examinership or liquidation or other insolvency event) or conveyance of all or any part of the property or business of the Company, shall not be deemed to be a dissolution, liquidation or winding up of the

Company for the purposes of this article 5(f)(v). No purchase, redemption or retirement of any shares of the Company in any manner authorised or permitted by these articles of association shall be considered a reduction of capital within the meaning of this article 5(f)(v).

(vi)	Voting Rights:

(A)	The holders of Serial Preferred Shares shall be entitled to one vote for each such share upon all matters presented to Shareholders; and, except as otherwise provided herein or required by law, the holders of Serial Preferred Shares and the holders of Ordinary Shares shall vote together as one class on all matters.

(B)	If, and so often as, the Company shall be in default in the payment of the equivalent of six quarterly dividends (whether or not consecutive) on any series of Serial Preferred Shares at the time in issue, whether or not earned or declared, the holders of Serial Preferred Shares of all series voting separately as a class and in addition to all other rights to vote for Directors shall be entitled to elect, as herein provided, two members of the Board; provided, however, that the holders of Serial Preferred Shares shall not have or exercise such special class voting rights except at meetings of the Shareholders for the election of Directors at which the holders of not less than a majority of the issued Serial Preferred Shares of all series are present in person or by proxy; and provided further that the special class voting rights provided for herein when the same shall have become vested shall remain so vested until all dividends on the Serial Preferred Shares of all series then in issue for past quarterly dividend periods and for the current quarterly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, whereupon the holders of Serial Preferred Shares shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the re-vesting of such special class voting rights in the event hereinabove specified in this article 5(f)(vi)(B).

(C)	At any time after such voting power shall have been so vested in the holders of the Serial Preferred Shares, the Secretary may, and, upon the written request of the holders of record of 10% or more of the Serial Preferred Shares then in issue, addressed to him at the Registered Office, shall call a extraordinary general meeting of the holders of the Series Preferred Shares for the election of the Directors to be elected by them as herein provided to be held within 30 days after such call and at the place and upon the notice provided by law and in the Companies Acts for the holding of meetings of Shareholders; provided, however, that the Secretary shall not be required to call such extraordinary general meeting in the case of any such request received less than 90 days before the date fixed for any annual general meeting of Shareholders.

(D)	If any such extraordinary general meeting required to be called as provided shall not be called by the Secretary within the 30 days after the receipt of any such request, then the holders of record of 10% or more of the Serial Preferred Shares then in issue may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice above provided and for that purpose shall have access to the Register. No such extraordinary general meeting and no adjournment thereof shall be held on a date later than 30 days before the annual general meeting of the Shareholders or extraordinary general meeting held in place thereof next succeeding the time when the holders of the Serial Preferred Shares become entitled to elect Directors as above provided. If any such special meeting shall be called as above provided, then, by vote of the holders of at least a majority of those Serial Preferred Shares which are present or represented by proxy at such meeting, the then authorised number of Directors of the Company shall be increased by two and at such meeting, the holders of the Serial Preferred Shares shall be entitled to elect the additional Directors so provided for, but any Directors so elected shall not hold office beyond the annual general meeting of the Shareholders or extraordinary general meeting held in place thereof next succeeding the time when the holders of the Serial Preferred Shares become entitled to elect Directors as above provided.

(E)	Whenever the holders of the Serial Preferred Shares shall be divested of the voting power as above provided, the terms of office of all persons elected as Directors by the holders of the Serial Preferred Shares as a class shall forthwith terminate and the number of Directors shall be reduced accordingly.

(F)	The two Directors who may be elected by the holders of Serial Preferred Shares pursuant to the foregoing provisions shall be in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to such provisions, and nothing in such provisions shall prevent any change otherwise permitted in the total number of Directors of the Company or require the resignation of any Director elected otherwise than pursuant to such provisions.

(G)	In addition to any requirements of the Companies Acts, the vote or consent of the holders of at least two-thirds of the then issued Serial Preferred Shares, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Shares are concerned, such action may be effected with such vote or consent):

(1)

Any amendment, alteration or repeal of any of the provisions of these articles of association or the Company’s memorandum of association which affects adversely the voting powers, rights or preferences of the holders of Serial

Preferred Shares; provided, however, that for the purpose of this article (1) only, neither the amendment of these articles of association to authorise, or to increase the authorised or issued number of Serial Preferred Shares or of any class ranking on a parity with or junior to the Serial Preferred Shares, nor the increase by the Shareholders pursuant to these articles of the number of Directors of the Company shall be deemed to affect adversely the voting powers, rights or preferences of the holders of Serial Preferred Shares; and provided, further, that if such amendment, alteration or repeal affects adversely the rights or preferences of one or more but not all of the then issued series of Serial Preferred Shares, only the vote or consent of the holders of at least two-thirds of the number of the then issued shares of the series so affected shall be required;

(2)	The authorisation of, or the increase in the authorised number of, any shares of any class ranking prior to the Serial Preferred Shares;

(3)	The purchase or redemption (whether for sinking fund purposes or otherwise) of less than all of the then issued Serial Preferred Shares except in accordance with a purchase offer made to all holders of record of Serial Preferred Shares, unless all dividends on all Serial Preferred Shares then issued for all previous quarterly dividend periods shall have been declared and paid or funds thereof set apart and all accrued sinking fund obligations applicable to all Serial Preferred Shares shall have been complied with.

(H)	The vote or consent of the holders of at least a majority of the then issued Serial Preferred Shares, given in person or by proxy, either in writing or at a meeting called for the purpose at which the holders of Serial Preferred Shares shall vote separately as a class, shall be necessary (but so far as the holders of Serial Preferred Shares are concerned such action may be effected with such vote or consent) to authorise the creation or issue of any shares ranking on a parity with the Serial Preferred Shares or an increase in the authorised number of shares of Serial Preferred Shares.

(vii)	No holder of the Serial Preferred Shares of any series shall be entitled as such as a matter of right to subscribe for or purchase any part of any issue of securities of the Company, of any class whatsoever, or any part of any issue of securities convertible into shares of the Company, of any class whatsoever, and whether issued for cash, property, services, or otherwise.

(viii)	For the purposes of this article 5(f):

(A)

Whenever reference is made to shares “ranking prior to the Serial Preferred Shares”, such reference shall mean and include all shares of the Company in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation are given preference over the rights of the holders of Serial Preference Shares.

(B)	Whenever reference is made to shares “ranking junior to the Serial Preferred Shares”, such reference shall mean and include all shares of the Company in respect of which the rights of the holders thereof as to the payment of dividends or as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation rank on an equality with the rights of the holders of Serial Preferred Shares.

(C)	Whenever reference is made to shares “ranking junior to the Serial Preferred Shares”, such reference shall mean and include all shares of the Company in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation are junior or subordinate to the rights of the holders of Serial Preferred Shares.

7.	Article 5(g)(i) of the Articles is hereby amended, supplemented and restated in its entirety to read as follows:

(i)	as regards dividends:

the holder of the A Preferred Shares shall be entitled in priority to any payment of dividend on any other class of shares in the Company to be paid a dividend in an amount per A Preferred Share equal to twice the dividend to be paid per Ordinary Share.

8.	Article 13 of the Articles is hereby amended, supplemented and restated in its entirety to read as follows:

13	Pursuant to the terms of the Merger, at the time the Merger becomes effective (the “Merger Effective Time”), EHC and US Holdco shall deposit with the exchange agent (the “Exchange Agent”) certificates or, at the Company’s option, evidence of shares in book entry form, representing all of the ordinary shares of US$0.01 each in the capital of the Company (the “Company Shares”) in issue immediately prior to the Merger Effective Time (other than the one hundred Company Shares in issue at 21 May 2012 (the “Company Subscriber Shares”)). All certificates or evidence of shares in book entry form representing the Company Shares deposited with the Exchange Agent pursuant to the preceding sentence shall hereinafter be referred to as the “Eaton Exchange Fund”. As soon as reasonably practicable after the Merger Effective Time and in any event within four business days after the Merger Effective Time, the Company shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Merger Effective Time represented outstanding Eaton Corporation shares (the “Eaton Certificates”); and to each holder of record of non-certificated outstanding Eaton Corporation shares represented by book entry the (the “Eaton Book Entry Shares”), which at the Merger Effective Time were converted into the right to receive, for each such Eaton Corporation share, one Company Share (the “Merger Consideration”):

(i)	a letter of transmittal which shall specify that delivery shall be effected, and that risk of loss and title to the Eaton Certificates shall pass, only upon delivery of the Eaton Certificates to the Exchange Agent or, in the case of the Eaton Book Entry Shares, upon adherence to the procedures set forth in the letter of transmittal, and

(ii)	instructions for use in effecting the surrender of the Eaton Certificates and the Eaton Book Entry Shares (as applicable), in exchange for payment of the Merger Consideration therefor.

Upon surrender of Eaton Certificates and/or Eaton Book Entry Shares (as applicable) for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Eaton Certificates or Eaton Book Entry Shares (as applicable) shall be entitled to receive in exchange therefore (i) that number of Company Shares into which such holder’s Eaton Corporation shares represented by such holder’s properly surrendered Eaton Certificates or Eaton Book Entry Shares (as applicable) were converted pursuant to the Merger, and (ii) a cheque in an amount of US dollars equal to any cash dividends or other distributions that such holder has a right to receive and the amount of any cash payable in lieu of any fractions of shares in the Company that such holder has the right to receive pursuant to the merger. In the event of transfers of ownership of shares of Eaton Corporation common stock which are not registered in the transfer records of Eaton Corporation, the proper number of Company Shares may be transferred to a person other than the person in whose name the Eaton Certificate or the Eaton Book Entry Shares (as applicable) so surrendered is registered, if such Eaton Certificate or the Eaton Book Entry Shares (as applicable) shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such transfer shall pay any transfer or other taxes required by reason of the transfer of Company Shares to a person other than the registered holder of such Eaton Certificate or Eaton Book Entry Shares (as applicable) or establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Any portion of the Eaton Exchange Fund which has not been transferred to the holders of the Eaton Certificates or the Eaton Book Entry Shares (as applicable) as of the one year anniversary of the Merger Effective Time, shall be delivered to the Company or its designee, upon demand, and the Company Shares included therein shall be sold at the best price reasonably obtainable at that time. Any holder of Eaton Certificates or Eaton Book Entry Shares (as applicable) who has not complied with the applicable exchange procedures or duly completed and validly executed the applicable documents necessary to receive the Merger Consideration, prior to the one year anniversary of the Merger Effective Time shall thereafter look only to the Company for payment of such holder’s claim for the Merger Consideration (subject to abandoned property, escheat or other similar applicable laws), such claim only being a claim for cash equal to the amount of monies received by the Company for sale of the Company Shares to which such holder had been entitled pursuant to the Merger.

9.	Article 59(b)(ii) of the Articles is hereby amended, supplemented and restated in its entirety to read as follows:

(ii)	as to each Shareholder giving the notice and any Shareholder Associate (as defined below): (1) the name and address of the Shareholder, as they appear on the Company’s Register, and, if different, the current name and address of the Shareholder, and the name and address of any Shareholder Associate; (2) a representation that at least one of these persons is a holder of record of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to present the business stated in the Shareholder’s notice; (3) the class, series and number of any shares of the Company that are owned of record or beneficially by each of these persons as of the date of the Shareholder’s notice; (4) a description of any material interests of any of these persons in the business proposed and of all agreements, arrangements and understandings between these persons and any other person (including their names) in connection with the business proposal of the Shareholder; (5) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which any of these persons has a right to vote any shares of any shares of the Company; (6) a description of any derivative positions related to any class or series of securities of the Company owned of record or beneficially by the shareholder of any Shareholder Associate; (7) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the shareholder or any Shareholder Associate with respect to any securities of the Company; and (8) a representation that after the date of the Shareholder’s notice and up to the date of the meeting, each of these persons will provide written notice to the Secretary of the Company as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (3) above that equals 1% or more of the then-issued shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to subclause (5) above that results in a change that equals 1% or more of the then-issued shares of the Company or in the economic interests underlying those agreements, arrangements or understandings; and

10.	Clause 76(c)(ii) of the Articles is hereby amended, supplemented and restated in its entirety to read as follows:

(ii)

as to the Shareholder giving the notice and any Shareholder Associate, (A) the name and address of the Shareholder, as they appear on the Register, and, if different, the current name and address of the Shareholder, and the name and address of any Shareholder Associate; (B) a representation that at least one of these persons is a holder of record or beneficially of securities of the Company entitled to vote at the meeting and intends to remain so through the date of the meeting and to appear in person or by proxy at the meeting to nominate the person or persons specified in the Shareholder’s notice; (C) the class, series and number of securities of the Company that are owned of record or beneficially by each of these persons as of the date of the Shareholder’s notice; (D) a description of any material relationships, including legal, financial and/or compensatory, among the Shareholder giving the notice, any Shareholder Associate and the proposed nominee(s); (E) a description of any derivative positions related to any class or series of securities of the Company owned of record or beneficially by the Shareholder of any Shareholder Associate; (F) a description of whether and the extent to which any hedging, swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of securities) has been made, the effect or intent of which is to mitigate loss to, or manage risk of stock price changes for, or to increase the voting power of, the Shareholder or any Shareholder Associate with respect to any securities of the Company; and (G) a representation that after the date of the Shareholder’s notice and up to the date of the meeting each of these persons will provide written notice to the Secretary as soon as practicable following a change in the number of securities of the Company held as described in response to subclause (C) above that equals 1% or more of the then-issued shares of the Company, and/or entry, termination, amendment or modification of the agreements, arrangements or understandings described in response to subclause (F) above that results in a change that equals 1% or more of the then-issued shares of the Company or in the economic interests underlying these agreements, arrangements or understandings

11.	Clause 76(c)(iii) of the Articles is hereby amended, supplemented and restated in its entirety to read as follows:

(iii)	a representation as to whether the Shareholder giving notice and any Shareholder Associate intends, or intends to be part of a group that intends: (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s issued share capital required to elect the proposed nominee; and/or (B) otherwise to solicit proxies from Shareholders in support of the proposed nominee.

12.	Clause 110 of the Articles is hereby amended, supplemented and restated in its entirety to read as follows:

110	Except insofar as the terms of issue of any shares otherwise provide, all shares issued on the record date for a dividend shall rank equally for such dividend.

12